                                                                    Exhibit 10.1


                              THE MEDICINES COMPANY

                     2000 OUTSIDE DIRECTOR STOCK OPTION PLAN

1.        PURPOSE

          The purpose of this 2000 Outside Director Stock Option Plan (the "Plan") of The Medicines Company, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate outside directors of the Company by providing such directors with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

2.        ELIGIBILITY

          Each director of the Company who is not an employee of the Company (an "Eligible Director") is eligible to be granted options (an "Option") under the Plan. Any person who has been granted an Option under the Plan shall be deemed a "Participant."

3.        ADMINISTRATION, DELEGATION

          The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

4.        STOCK AVAILABLE FOR OPTIONS

          a. Number of Shares. Subject to adjustment under Section 4(b), Options may be granted under the Plan for up to 250,000 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          b. Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Option and (iii) the number and class of securities available for automatic grants shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 4(b) shall not be applicable.

3.        STOCK OPTIONS

          a.       Automatic Grants.

                   (i) Each Eligible Director shall be granted an Option to purchase 20,000 shares of Common Stock at the close of business on the date such Eligible Director is first elected to serve on the Board.

                   (ii) Each Eligible Director who is serving on the Board at the adjournment of any annual meeting which begins after the date of his or her election shall be granted an Option to purchase 7,500 shares of Common Stock at the close of business on the date of each such adjournment.

          b. Option Exercise Price. The option exercise price per share for each Option granted under the Plan shall equal (i) the last reported sale price per share of the Company's Common Stock as listed on a nationally recognized securities exchange or the Nasdaq National Market, as the case may be, on the date of grant (or, if no such price is reported on such date, such price as reported on the nearest preceding day); or (ii) the fair market value of the stock on the date of grant, as determined by the Board, if the Common stock is not publicly traded.

          c. Exercise Period. Each Option shall vest in 48 equal monthly installments commencing one month after the date of grant. In addition, no Option may be exercised more than one year after the Participant ceases to serve as a director of the Company. No Option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to approval of the Plan by the stockholders of the Company.

          d. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                   i. in cash or by check, payable to the order of the Company;

                   ii. except as the Board may otherwise provide in an Option Agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

                   iii. to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (iii) by payment of such other lawful consideration as the Board may determine; or

                   iv. by any combination of the above permitted forms of payment.

6.        GENERAL PROVISIONS APPLICABLE TO OPTIONS

          a. Transferability of Options. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

          b. Documentation. Each Option under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

          c. Acquisition Events. The Company shall give the Participant ten (10) days notice of an Acquisition Event (as defined below), and the Option shall expire upon the Acquisition Event. An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

          d. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

7.        MISCELLANEOUS

          a. No Right To Board Membership or Other Status. Neither the Plan nor the granting of an Option shall be construed as giving a Participant the right to continue as a director of the Company.

          b. No Rights As Stockholder. Subject to the provisions of the applicable Options, no Participant or beneficiary designated by the Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares.

          c. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Options shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.
          d. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

          e. Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof.

                              THE MEDICINES COMPANY

              AMENDMENT TO 2000 OUTSIDE DIRECTOR STOCK OPTION PLAN


             Adopted by the Board of Directors on December 11, 2002

Section 5(a)(ii) Amended and Restated. Section 5(a)(ii) of the 2000 Outside Director Stock Option Plan is hereby deleted in its entirety and the following shall be substituted in its place:

            "(ii) Each Eligible Director who is serving on the Board at the adjournment of any annual meeting which begins after the date of his or her election shall be granted an Option to purchase 12,500 shares of Common Stock at the close of business on the date of each such adjournment."